Exhibit 99.1

NOTICE OF FULL REDEMPTION J.CREW GROUP, INC. 13 1/8% Senior Discount Debentures due 2008

NOTICE IS HEREBY GIVEN pursuant to the terms of the Indenture dated as of October 17, 1997 between J.Crew Group, Inc., as Issuer, and U.S. Bank National Association, as Trustee, that the bonds listed below have been selected for Full Redemption on June 14, 2006 (the Redemption Date) at a price of 100.0% of the principal amount (the Redemption Price) together with accrued and unpaid interest to the Redemption Date.

*CUSIP	Maturity	Rate
46612H AC9	4/15/2008	13.125%

Payment of the Redemption Price on the Bonds called for redemption will be paid only upon presentation and surrender thereof in the following manner:

If by Mail:	If by Hand or Overnight Mail:
U.S. Bank	U.S. Bank
Corporate Trust Services	Corporate Trust Services
P.O. Box 64111	60 Livingston Avenue
St. Paul, MN 55164-0111	1st Fl - Bond Drop Window
St. Paul, MN 55107

1-800-934-6802

Bondholders presenting their bonds in person for same day payment must surrender their bond(s) by 1:00 P.M. on the Redemption Date and a check will be available for pick up after 2:00 P.M. Checks not picked up by 4:30 P.M. will be mailed out to the bondholder via first class mail. If payment of the Redemption Price is to be made to the registered owner of the Bond, you are not required to endorse the Bond to collect the Redemption Price.

Interest on the principal amount designated to be redeemed shall cease to accrue on and after the Redemption Date.

IMPORTANT NOTICE

Under the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “Act”), 28% will be withheld if tax identification number is not properly certified.

*	The Trustee shall not be held responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness indicated in the Redemption Notice. It is included solely for the convenience of the Holders.

By: U.S. Bank National Association

as Trustee

Dated: May 15, 2006